AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 2003
                                                      Registration No. 333-45869
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                                   ----------
                              ADOLPH COORS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                        84-0178360
(State or Other Jurisdiction of                          (IRS Employer
 Incorporation or Organization)                        Identification No.)

   311 TENTH STREET, GOLDEN, COLORADO                         80401
(Address of Principal Executive Offices)                   (Zip code)

                 COORS 401(K) SAVINGS PLAN FOR HOURLY EMPLOYEES
                       AT THE MEMPHIS, TENNESSEE BREWERY
                                      AND
                ADOLPH COORS COMPANY DEFERRED COMPENSATION PLAN
                            (Full title of the Plans)
                                   ----------
                                 ROBERT M. REESE
                               CHIEF LEGAL OFFICER
                              ADOLPH COORS COMPANY
                                 311 10TH STREET
                                  P.O. BOX 4030
                           GOLDEN, COLORADO 80401-0030
                                 (303) 279-6565
                    (Name and Address of Agent For Services)
                                   ----------

                                     CALCULATION OF REGISTRATION FEE
===========================================================================================================
 Title of Each Class                          Proposed Maximum     Proposed Maximum
          Of                  Amount              Offering             Aggregate            Amount of
      Securities               To Be                Price              Offering           Registration
   To Be Registered         Registered            Per Unit               Price                 Fee
-----------------------------------------------------------------------------------------------------------

    See below (1)               N/A                  N/A                  N/A                  N/A
===========================================================================================================

(1)  No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement on Form S-8 (Registration No. 333-45869). Therefore, no further registration fee is required.

                                EXPLANATORY NOTE

         This Post-Effective Amendment is being filed pursuant to Rule 414(d) of the Securities Act of 1933, as amended (the "Securities Act"), and constitutes Amendment No. 1 to the registration statement on Form S-8 filed on February 9, 1998, Registration No. 333-45869 (the "Registration Statement"), by Adolph Coors Company ("Coors Colorado"), a Colorado corporation and the predecessor of the registrant, relating to the Coors 401(k) Savings Plan for Hourly Employees at the Memphis, Tennessee Brewery and the Adolph Coors Company Deferred Compensation Plan.

         On October 3, 2003, the shareholders of Coors Colorado approved the reincorporation of Coors Colorado from the State of Colorado to the State of Delaware by way of merger (the "Reincorporation Merger") of Coors Colorado with and into its wholly owned Delaware subsidiary, Adolph Coors Company, with the Delaware subsidiary being the surviving corporation. The Reincorporation Merger became effective at 4:00 p.m. EDST on October 3, 2003 (the "Effective Time"). For all periods subsequent to the Effective Time, the term "Company" shall mean the surviving Delaware corporation, Adolph Coors Company.

         Pursuant to Rule 414(d) under the Securities Act, the Company hereby expressly adopts as its own, for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, the Registration Statement.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Coors Colorado, the predecessor of the registrant, are incorporated herein by reference and made a part hereof:

          (a)(1) Annual Report on Form 10-K for the fiscal year ended December 29, 2002, filed on March 27, 2003.

          (a)(2) The annual report of the 401(k) Savings Plan for Hourly Employees at the Memphis, Tennessee Brewery on Form 11-K for the period ended December 31, 2002, filed on July 1, 2003 (File No. 0-8251).

          (b)(1) Quarterly Reports on Form 10-Q for the quarters ended March 30, 2003 and June 29, 2003, filed on May 13, 2003 and August 13, 2003, respectively.

          (b)(2) Current Reports on Form 8-K filed on December 31, 2002, April 29, 2003, July 24, 2003 and October 6, 2003.

          (c) The description of the Class B Common Stock contained in a registration statement on Form 8-A, filed on February 10, 1999 (File No. 001-14829).

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents unless all or a portion of such documents are deemed not to be filed.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded, for purposes of this registration statement, to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supercedes such statement. Any statement modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Incorporated by reference.  See Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMINIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation authorizes the Company to indemnify its directors and officers against liabilities and expenses (including attorneys' fees) incurred in their corporate capacities to the fullest extent permitted by Delaware law and in accordance with the Company's Bylaws. Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth the conditions and limitations governing the indemnification of directors, officers and other persons. Generally, with respect to non-derivate actions, Section 145 of the DGCL allows a corporation to indemnify a director or an officer of a corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually or reasonable incurred by the director or officer in connection with an action, suit or proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the director's or officer's conduct was unlawful. With respect to derivative actions, Section 145 of the DGCL allows the corporation to indemnify directors and officers on a basis similar to that set forth above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person was fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Moreover, the DGCL provides for mandatory indemnification of directors and officers of a corporation to the extent that such person has been successful on the merits or otherwise in defense of any such action, suit or proceeding. Notwithstanding the foregoing, the Company's Bylaws provide that the Company shall be required to indemnify a director or officer in connection with a proceeding (or part thereof) commenced by such director or officer only if the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by the Company's board of directors.

         Section 102(b)(7) of the DGCL permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL regarding liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Accordingly, Article IX of the Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may subsequently be amended. If the DGCL is subsequently amended to eliminate or limit further the liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following is a complete list of exhibits filed as part of this registration statement.

EXHIBIT NO.     DESCRIPTION

   2.1 Agreement and Plan of Merger, dated as of August 14, 2003, between Adolph Coors Company, a Colorado corporation, and Adolph Coors Company, a Delaware corporation.*

   3.1 Certificate of Incorporation of Adolph Coors Company, a Delaware corporation.**

   3.2          Bylaws of Adolph Coors Company, a Delaware corporation.***

   5.1          Opinion of Sullivan & Cromwell LLP.****

   23.1         Consent of PricewaterhouseCoopers LLP.****

   23.2         Consent of Clifton Gunderson LLP.****

   23.3         Consent of Sullivan & Cromwell LLP (included in Exhibit
                5.1).****

   99.1 Adolph Coors Company Deferred Compensation Plan, as amended and restated.*****

* Filed as Annex A to the Definitive Proxy Statement on Schedule 14A filed on August 29, 2003 (File No. 001-14829) and incorporated herein by reference.

** Filed as Annex B to the Definitive Proxy Statement on Schedule 14A filed on August 29, 2003 (File No. 001-14829) and incorporated herein by reference.

*** Filed as Annex C to the Definitive Proxy Statement on Schedule 14A filed on August 29, 2003 (File No. 001-14829) and incorporated herein by reference.

**** Filed herewith.

***** Filed as Exhibit 10.17 to the Annual Report on Form 10-K for the fiscal year ended December 29, 2002 (File No. 001-14829) and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on October 9, 2003.


                                        ADOLPH COORS COMPANY

                                        By: /s/ W. Leo Kiely III
                                           -------------------------------------
                                           W. Leo Kiely III
                                           Title: Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                    TITLE                                      DATE

 /s/ W. Leo Kiely III         Chief Executive Officer and Director       10/9/03
---------------------------
  W. Leo Kiely III

 /s/ Timothy V. Wolf          Vice President and Chief Financial         10/9/03
---------------------------   Officer
   Timothy V. Wolf

 /s/ Ronald A. Tryggestad     Vice President and Controller              10/9/03
---------------------------
   Ronald A. Tryggestad

 /s/ Peter H. Coors           Director                                   10/9/03
---------------------------
   Peter H. Coors

 /s/ Charles M. Herington     Director                                   10/9/03
---------------------------
   Charles M. Herington

 /s/ Franklin W. Hobbs        Director                                   10/9/03
---------------------------
   Franklin W. Hobbs

SIGNATURES                    TITLE                                      DATE

 /s/ Pamela H. Patsley        Director                                   10/9/03
---------------------------
   Pamela H. Patsley

 /s/ Wayne R. Sanders         Director                                   10/9/03
---------------------------
   Wayne R. Sanders

 /s/ Albert C. Yates          Director                                   10/9/03
---------------------------
   Albert C. Yates

                                 EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION

   2.1 Agreement and Plan of Merger, dated as of August 14, 2003, between Adolph Coors Company, a Colorado corporation, and Adolph Coors Company, a Delaware corporation.*

   3.1 Certificate of Incorporation of Adolph Coors Company, a Delaware corporation.**

   3.2          Bylaws of Adolph Coors Company, a Delaware corporation.***

   5.1          Opinion of Sullivan & Cromwell LLP.****

   23.1         Consent of PricewaterhouseCoopers LLP.****

   23.2         Consent of Clifton Gunderson LLP.****

   23.3         Consent of Sullivan & Cromwell LLP (included in Exhibit
                5.1).****

   99.1 Adolph Coors Company Deferred Compensation Plan, as amended and restated.*****

* Filed as Annex A to the Definitive Proxy Statement on Schedule 14A filed on August 29, 2003 (File No. 001-14829) and incorporated herein by reference.

** Filed as Annex B to the Definitive Proxy Statement on Schedule 14A filed on August 29, 2003 (File No. 001-14829) and incorporated herein by reference.

*** Filed as Annex C to the Definitive Proxy Statement on Schedule 14A filed on August 29, 2003 (File No. 001-14829) and incorporated herein by reference.

**** Filed herewith.

***** Filed as Exhibit 10.17 to the Annual Report on Form 10-K for the fiscal year ended December 29, 2002 (File No. 001-14829) and incorporated herein by reference.



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